REORGANIZATION AND EXCLUSIVE SPONSORSHIP LICENSING AGREEMENT

This REORGANIZATION AND EXCLUSIVE SPONSORSHIP LICENSING AGREEMENT (the “Agreement”) is entered into and made effective as of the_15th day of April 2013 by and between J.B.D. Consulting (“JBD”), a Kansas based Limited Liability Company, and Mobile Monē, a Michigan based corporation (“Mobile Monē”) (herein referred together as the “Licensors”); and Mascot Ventures Inc., a Nevada corporation (“Licensee”). Each of the Licensor and Licensee are also referred to herein as a “Party” and cumulatively as the “Parties”.

WHEREAS, the Licensor has the exclusive rights to establish strategic marketing agreements to promote Mobile Monē’s products and services world-wide, and upon the terms and conditions set forth below, Licensors desires to transfer certain license rights to Licensee.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the Parties hereto agree as follows:

1. EXCLUSIVE SPONSORSHIP LICENSE

1.1

EXCLUSIVE SPONSORSHIP LICENSE. Subject to the terms and conditions as set forth in Schedule “A”, Licensors hereby agree to license to Liscensee the right to perform sales and/or marketing activities for Licensors and their MOBILE MONE Mobile Banking, Commerce, Remittance and Payment Platform (the “Licensed Service”), and Licensee hereby agrees to perform the duties and actions required to perform the Licensed Service in accordance with the terms and conditions as set forth in Schedule “A”.

1.2

CONSIDERATION. In consideration for the use and license to perform Licensed

Services, Licensee hereby agrees to pay to Licensors, a) eight million three hundred thirty three thousand three hundred thirty three (8,333,333) shares of common capital stock of Licensee; and b) 100 preferred shares of the Licensee with voting rights, at all times equal to fifty one percent (51%) of all outstanding rights to vote, to be issued for the benefit of the Licensor’s in accordance with the terms of Schedule “B” attached hereto.

2. REPRESENTATIONS AND WARRANTIES

2.1 REPRESENTATIONS AND WARRANTIES OF LICENSEE. The Licensee represents and warrants as follows:

a)

CORPORATE ORGANIZATION AND GOOD STANDING. Licensee is

a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

and authority to execute, deliver, perform and conclude the transactions contemplated by Jthis Agreement and all other agreements and instruments related to this Agreement.

c)

NO VIOLATION. Consummation of the acquisition contemplated herein will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation by which Licensee is bound.

2.2 REPRESENTATIONS AND WARRANTIES OF LICENSORS. The Licensor represents and warrants as follows:

a)

ORGANIZATION AND GOOD STANDING. JBD is a Kansas company qualified to do business in Kansas.

b)

Mobile Monē is a Michigan company qualified to do business in Kansas.

c)

Licensors, individually and/or collectively, are the sole owners of all underlying intellectual property and have full and unencumbered right to sell, license, or otherwise transfer said intellectual property.

d)

Licensors and the underlying intellectual property upon which Licensee has relied upon in consummating this agreement are in full and complete compliance of all state, federal, and regulations otherwise as it relates to banking and the general substance of the intellectual property.

e)

AUTHORITY. Licensors have the authority to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

f)

NO VIOLATION. Consummation of the transaction contemplated herein will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, license or agreement, or any order, judgment, decree, law, or regulation by which Licensors are bound.

g)

CLAIMS OF INFRINGEMENT. Licensors warrant that the licensed matter will be free of claims of infringement of patent rights or other intellectual property rights of any other person or persons. The Licensors also will indemnify the Licensee if such claims of infringement are made.

h)

INVESTOR STATUS. Licensors are an “accredited investor” as defined in Regulation D of the Act or Licensor, either alone or with Licensor’s professional advisors who are unaffiliated with, have no equity interest in and are not compensated by Licensee or any affiliate or selling agent of Licensee, directly or indirectly, have sufficient knowledge and experience in financial and business matters that Licensors are capable of evaluating the merits and risks of an investment in the stock offered by Licensee and of making an informed investment decision with respect thereto and has the capacity to protect Licensor’s own interests in connection with Licensor’s proposed investment in the Licensee’s stock.

3. CONDITIONS PRECEDENT

3.1

Conditions to Each Party’s Obligations. The respective obligations of each Party hereunder shall be subject to the satisfaction prior to or at the Closing (as hereinafter defined) of the following conditions:

a)

No Restraints. No statute, rule, regulation, order, decree, or injunction shall have been enacted, entered, promulgated, or enforced by any court or governmental entity of competent jurisdiction which enjoins or prohibits the consummation of this Agreement and shall be in effect.

b)

Legal Action. There shall not be pending or threatened in writing any action, proceeding, or other application before any court or governmental entity challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages.

c)

All intellectual property including all technical data, information, materials, trade secrets and technology, and any improvements thereto, trade names, trademarks, service marks or other product names associated with the licensed matter in any form in which the foregoing may exist, now owned or co-owned by, or exclusively, semi-exclusively or non-exclusively licensed to or used by Licensor prior to the date of this Agreement in the business of the Licensor or related to the licensed matter shall be included in the transaction to Licensee as specified in Schedule A, and there shall be no infringements of or against any such intellectual property.

3.2

Conditions to Licensors’ Obligations. The obligations of the Licensors shall be subject to the satisfaction prior to or at the Closing of the following conditions unless waived by the Licensors, individually or together:

a) Representations and Warranties of Licensee. The representations and warranties of Licensee set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by this Agreement; or (ii) in respects that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement. “Material Adverse Effect” for purposes of this Agreement shall mean any change or effect that, individually or when taken together with all other such changes or effects which have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets, financial condition, or results of operation of the entity.

b)

Performance of Obligations of Licensee. Licensee shall have performed all agreements and covenants required to be performed by it under this Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement and as follows:

i)

The Board of Directors of Licensee shall unanimously approve and deliver to Eilers Law Group, P.A. (the "Escrow Agent") in escrow resolutions with respect to (a) approving the Transactions set forth herein; (b) increasing or directing the size of the Board of Directors to be five members; (c) electing Don Latson to the Board of Directors, (d) increasing the authorized capital stock of Licensee from 75,000,000 common with zero preferred to 200,000,000 with 5,000,000 blank check shares of preferred stock, with 100 designated to have voting rights equal to, at all times, 51% of the voting rights of common, convertible to the same at the election of the holder and (e) approving a name change of the corporation to EmoneCo, Inc.

ii)

Licensee shall prepare and deliver to counsel for Licensor for review a Form 8-K filing which reflects the transactions contemplated by this Agreement, as required to be filed with the Securities and Exchange Commission (the “Commission”) on the Closing Date.

iii)

Licensee shall take such actions as are required such that at Closing there shall be a total of 60,579,999 shares of common stock issued and outstanding.

iv)

Licensee shall issue and deliver to the Escrow Agent a total of shares of common stock of Licensee (which at the time of Closing will reflect approximately 41.53% of the fully diluted issued and outstanding common stock of Licensee) for delivery (i.e.) 8,333,333 shares of unregistered and restricted common shares of Licensee and 100 shares of preferred shares which in the aggregate provides, in the aggregate, for fifty-one percent (51%) of shareholder votes on all matters to Licensor.

v)

Licensee will deliver letters of resignation of Licensee’s current officers and directors to be effective at the Closing Date;

vi)

Licensee shall use its reasonable best efforts to prepare and complete the documents necessary to be filed with local, state and federal authorities to consummate the transactions contemplated hereby.

3.3

Conditions to Licensee’s Obligations. The obligations of Licensee shall be subject to the satisfaction prior to or at the Closing of the following conditions unless waived by Licensee:

a)

Representatives and Warranties of Licensor. The representations and warranties of the Licensors set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by this Agreement, or (ii) in respects that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement.

b)

Performance of Licensors. Licensors shall have performed all agreements and covenants required to be performed by them under this Agreement prior to Closing, except for breaches that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement.

c)

Licensee shall have completed due diligence to its satisfaction. 4. CLOSING AND DELIVERY OF DOCUMENTS

4.1

Time and Place. The Closing of the transaction contemplated by this Agreement shall take place immediately upon the full execution of this Agreement, and the satisfaction of all conditions, or at such other time and place as the Parties mutually agree. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

4.2

Deliveries by Licensee. At Closing, in accordance with the terms of this Agreement,

Licensee shall make the following deliveries to Licensor:

a)

Certified resolutions of the Board of Directors of Licensee authorizing the execution and performance of this Agreement and all others described in paragraph 3.2 above;

b)

Stock certificates in the name of Licensors, or as designated by Licensors, for a total of eight million three hundred thirty three thousand three hundred thirty three (8,333,333) shares of Licensee;

c)

100 shares of 51% VOTING PREFFERD SHARES

d)

Any other Closing Documents as may be necessary or reasonably requested in order to consummate the transaction contemplated under this Agreement.

4.3

Deliveries by Licensors. At Closing or as soon as practicable thereafter, Licensor shall make the deliveries to Licensee of Closing Documents as may be necessary or reasonably requested in order to consummate the transaction contemplated under this Agreement, including, but not limited to all documentation showing actual transfer of all intellectual property, trademarks, trade names, etc. contemplated herein.

5. INDEMNIFICATION AND ARBITRATION

5.1. Indemnification. The Licensors, on the one hand, and the Licensee, on the other hand, (each party, “Indemnifying Party”) shall agree to indemnify, and hold harmless the other party (“Indemnified Party”) from any and all claims, demands, liabilities, damages, losses, costs and expenses that the other party shall incur or suffer, that arise, result from or relate to any breach of, or failure by Indemnifying Party to perform any of their respective representations, warranties, covenants, or agreements in this Agreement or in any exhibit, addendum, or any other instrument furnished by the Indemnifying Party under this Agreement.

5.2

Arbitration & Governing Law. The parties hereby agree that any and all claims

(except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this Agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the State of New York.

a)

The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the site of the arbitration (and any requests for injunctive or other equitable relief) within the State of New York. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

b)

The law applicable to the arbitration and this Agreement shall be that of the State of Kansas.

c)

The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

d)

Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

e)

Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

f)

In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

g)

The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

h)

It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

6. GENERAL PROVISIONS.

6.1

FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

6.2

WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

6.3

BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

6.5

NOTICES. All notices and other communications hereunder shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, as follows:

If to Licensor, to:

JBD CONSULTING

4701 W. 78th Street

Prairie Village, KS 66208

Attn: Donald E. Latson

Fax: 913-383-1943

Email: dlatson@jbdconsulting.us

If to Licensee, to:

Mascot Ventures, Inc. 1802, North Carson street. Suite 212,

Carson City,

Nevada, USA. 89701

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient. If notice is given by mail, such notice shall be deemed given upon receipt and delivery or refusal.

6.6

ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon,

the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

6.7

COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

Agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.

6.9

SCHEDULES. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

Licensee

Mascot Ventures, Inc.

By:  s/s Dale Davis

NAME: Dale Davis

ITS:   DD April 15, 2013

Licensor:

JBD CONSULTING INC.

BY:  s/s Donald Latson

NAME: Donald Latson

ITS:

DL April 15, 2013

NAME: Donald Latson ITS: DL April 15 2013

SCHEDULE A Page 1 of 19

JBDconsulting

mobile mone

J.B.D. CONSULTING

MOBILE MONE SPONSORSHIP/MARKETING AGREEMENT

This Agreement is entered into and effective on April 15, 2013 (Effective Date), between JBD Consulting a Kansas based Limited Liability Company hereafter refer to as “JBD” with its address at 4701 W. 78th Street, Prairie Village, Kansas 66208 under a marketing license agreement with Mobile Monē, Inc., a Michigan Limited Liability Company hereafter refer to as “MOBILE MONE” with its address at 19785 W. 12 Mile Rd. #274,Southfield, Michigan 48076 and EmoneCo Inc.s, Inc., hereafter referred to as “JBD REFERRED SPONSOR” with its address at 4701 W 78th Street, Prairie Village, Kansas 66208. JBD, MOBILE MONE and JBD REFERRED SPONSOR are sometimes individually referred to as "Party" and collectively referred to as the "Parties."

Parties hereby understand the following:

1.

JBD and MOBILE MONE share the same individual(s) as owner(s);

2.

JBD REFERRED SPONSOR desires to enter into the agreement contingent upon selected individuals from JBD and MOBILE MONE agreeing to manage EmoneCo Inc.;

3.

JBD REFERRED SPONSOR desires to enter into the agreement contingent upon selected individuals from JBD and MOBILE MONE agreeing to accept Board of Director seats with EmoneCo Inc.;

4.

This agreement is contingent upon JBD REFERRED SPONSOR:

a.

Capitalizing EmoneCo Inc.s to a minimum of $5.7 million.

5.

This agreement is contingent upon JBD REFERRED SPONSOR granting 51% Preferred Stock ownership to JBD for Sponsorship rights, as defined by this agreement.

a. Preferred Stock ownership percentages will remain un-diluted no matter what the allocation of issued stock or allocated authorized stock.

Recitals

WHEREAS, JBD, MOBILE MONE, and JBD REFERRED SPONSOR desire to establish a strategic marketing agreement; whereby, JBD REFERRED SPONSOR through JBD authority will promote Mobile Monē's products & services to its customers and business partners. This Agreement may be modified only in the form of a written instrument signed by JBD (an "Amendment"). The terms of any Amendment executed during this Agreement will be subject to the terms of this Agreement unless otherwise stipulated in the Amendment. This Agreement is applicable to the parties’ collective relationship herein, and does not have any jurisdiction over any other agreements that each party may have with the other individually.

NOW THEREFORE JBD REFERRED SPONSOR is identified as an independent contractor willing to perform sales and/or marketing activities for JBD and its MOBILE MONE Mobile Banking Platform in accordance with the terms of this Agreement. JBD REFERRED SPONSOR will be compensated on the basis of the Active Accountholders resting on the MOBILE MONE Mobile Banking Platform that JBD REFERRED SPONSOR obtains through JBD directly. Directly (direct sale) will be defined as an accountholder obtained through JBD REFERRED SPONSOR existing sales channel. JBD REFERRED SPONSOR will be restricted only to approved Program(s) by JBD. Nothing contained in this Agreement will be construed to constitute or create a partnership, joint venture, or employment of any kind.

Agreement:

1. Definitions As used in this Agreement, the terms set out below shall have the following meanings:

a.

“Agreement” JBD REFERRED SPONSOR agreement between JBD and MOBILE MONE, any attachments, exhibits, schedules, addendums, and amendments attached hereto and incorporated by reference herein.

b.

“Account” FDIC Insured Mobile Banking Account which will be issued by JBD and MOBILE MONE, and processed and delivered to JBD and MOBILE MONE approved Accountholders for their use.

c.

“Money Services Business” Includes any person doing business, whether or not on a regular basis or as an organized business concern, in one or more of the following capacities:

(1)

Currency dealer or exchanger.

(2)

Check casher.

(3)

Issuer of traveler's checks, money orders or stored value.

(4)

Seller or redeemer of traveler's checks, money orders or stored value.

(5)

Money transmitter.

(6)

U.S. Postal Service.

An activity threshold of greater than $1,000 per person per day in one or more transactions applies to the definitions of: currency dealer or exchanger; check casher; issuer of traveler's checks, money orders or stored value; and seller or redeemer of travelers' checks, money orders or stored value. The threshold applies separately to each activity -- if the threshold is not met for the specific activity, the person engaged in that activity is not an MSB on the basis of that activity.

No activity threshold applies to the definition of money transmitter. Thus, a person who engages as a business in the transfer of funds is an MSB as a money transmitter, regardless of the amount of money transmission activity.

Notwithstanding the previous discussion, the term "money services business" does not include:

·

A Credit Union or Bank, as that term is defined in 31 CFR 1010.100(d)

(formerly 31 CFR

103.11(c)), or

·

A person registered with, and regulated or examined by, the Securities and

Exchange

Commission or the Commodity Futures Trading Commission.

For the complete regulatory definition of "money services business", see 31 CFR 1010.100(ff) (formerly 31 CFR 103.11(uu)).

d.

“Mobile Banking Platform” actual database and software application which is stored and processed through a financial institution in which all JBD and MOBILE MONE Accounts are issued.

e.

“Mobile Banking Account” JBD and MOBILE MONE Banking Platform Accounts that consist of any or all of the following: Mobile monē, Instant Card, and the Mobile monē MasterCard with the latter two being approved MasterCard or Discover licensed applications. (Product descriptions can be viewed at MOBILE MONE website – www.getmobilemone.com).

f.

“Accountholder” customer represented by JBD REFERRED SPONSOR’s SPONSOR Program through an approved application to JBD, and approved by JBD and MOBILE MONE to receive a Mobile Banking Account.

g.

“Active Accountholder” Mobile Banking Account that has funds available in the account at the monthly cycle date of the account, from which the monthly fee can be automatically deducted in full.

h.

“SPONSOR” an individual, company, or organization which promotes the Mobile Banking Platform to its group members, employees, and other potential SPONSORs and Accountholders.

i.

“SPONSORship” consists of all the individual SPONSOR Program(s) up under one or single SPONSOR resting on the Mobile Banking Platform.

j.

“JBD REFERRED SPONSOR” specially approved SPONSOR that has been granted rights to refer other SPONSORs.

k.

“REP” person, business and/or organization registered with JBD, that devote resources to the pursuit of marketing, selling and providing support to their SPONSOR(s) on the Mobile Banking Platform.

l.

“Processor” MOBILE MONE’s Banking Platform authorized “Third Party Processor” and Account trustee (i.e., Mobē, Inc.).

m.

"Program" Accountholders obtained through SPONSOR(s), in which JBD provides the desired branding, marketing and sales support for the processing and servicing of such accounts. SPONSOR shares in the revenue stream associated to the usage and fees associated to such Account activity.

n.

"Authorized Marks" name, trade name, and all registered or unregistered service marks of identified owner, JBD, MOBILE MONE (including its Processor), MasterCard, Discover, Visa, JBD REFERRED SPONSOR, REP, or SPONSOR.

2. JBD and MOBILE MONE Responsibilities

a.

JBD and MOBILE will provide training and technical support to enable JBD REFERRED SPONSOR to properly represent the Program. JBD REFERRED SPONSOR may develop its own marketing material, but JBD and MOBILE MONE must approve such material prior to its use. Only JBD and MOBILE MONE marketing submission forms can be used in the marketing material approval process.

b.

Except as otherwise provided in this Agreement, as between the parties, MOBILE MONE will be responsible for the Account application processing, card production and processing services, customer service and JBD REFERRED SPONSOR SPONSORship promotion that support the Accountholders. The Mobile Banking Platform and the maintenance and operation of the optional web portal and/or powered website will be maintained and hosted by MOBILE MONE, with its Processor.

c.

JBD and MOBILE MONE, with its Processor, will provide customer service to the Accountholders. Inquiries from Accountholders concerning their Account and its use shall be handled by MOBILE MONE with its Processor in accordance with the terms and customary practices for like products.

d.

JBD or MOBILE MONE shall inform JBD REFERRED SPONSOR and provide all applicable laws, rules and regulations and/or changes thereto that directly affect said Agreement, including, without limitation, the regulations of the federal and state Banking system, as well as any changes with MasterCard or Discover Operating Regulations and any applicable laws of any regulatory agency who has jurisdiction that directly affects the Mobile Banking Platform.

e.

JBD and MOBILE MONE, with its Processor, will submit to all appropriate parties including MasterCard or Discover required reporting regarding the activities and services of JBD REFERRED SPONSOR.

f.

JBD shall provide JBD REFERRED SPONSOR with commission reporting data that relates specifically to revenue/commission earned and in accordance with MOBILE MONE standard formats and procedures. JBD, MOBILE MONE, it’s Processor and its affiliates make no warranties or representations with respect to any information or reports or any additional information or reports that may be provided to JBD REFERRED SPONSOR.

g.

JBD and MOBILE MONE will provide an ongoing marketing and sale support system, including some promotional materials and/or software, to JBD REFERRED SPONSOR during the life of this Agreement. Marketing and sale support will include software, when applicable, training, and proper notification of any legal and/or MOBILE MONE requirements. Annual performance benchmarks will be a part of MOBILE MONE support system.

h.

JBD and MOBILE MONE agree to only collect information necessary to process the Accountholder applications and to only use information collected to perform its obligations under this Agreement and to the Accountholders. JBD and MOBILE MONE agree to implement and abide by an industry standard privacy policy to protect the personal information of its customers, including, without limitation, JBD REFERRED SPONSOR’s, SPONSORs, REP’s and Accountholders that, at a minimum, properly informs its customers of the collection and use of information collected. JBD and MOBILE MONE agree to comply with all applicable laws and regulations relating to the privacy of customer data, identifying information of a customer and any processed data incorporating any such information, including, without limitation: (a) the data privacy and security requirements arising from the Gramm-Leach-Bliley Act and Regulation S-P thereunder and its further obligations to ensure that its Processor and any and all contractors and other third parties it provides information to similarly comply with those requirements; and (b) the restrictions and conditions on providing non-public, personal information to third parties. JBD and MOBILE MONE shall maintain, and shall require that it’s Processor and all subcontractors that receive customer data, maintain reasonable information security and integrity measures to protect customer data from unauthorized access, disclosure, modification, destruction or use.

i.

All United States Mobile Bank account funds of the individual Accountholders shall be FDIC insured and shall be deposited into a FDIC insured account maintained by MOBILE MONE, with its Processor.

3. JBD REFERRED SPONSOR’s Responsibilities

a.

Except as otherwise specified, in order for JBD REFERRED SPONSOR to continue to qualify for revenue share after the first year, JBD REFERRED SPONSOR is required to maintain a minimum of 500 cumulative “Active” Accountholders annually, per SPONSORship for the life of this Agreement, including its automatic renewal periods. Failure to meet this minimum shall put the Agreement in default, place JBD REFERRED SPONSOR under 6 month probation to satisfy the required minimum, and the Agreement is subject to Term and Termination set forth in Section 5 of this Agreement.

b.

JBD REFERRED SPONSOR shall at all times during this Agreement, conform to and comply with all applicable laws, rules and regulations, now or hereafter in force, including, without limitation, the regulations of the federal and state Banking system and MasterCard or Discover Operating Regulations as well as the applicable laws of any regulatory agency who has jurisdiction that have been identified and presented by JBD or MOBILE MONE to JBD REFERRED SPONSOR.

c.

JBD REFERRED SPONSOR will accept and adhere to published, practicable and reasonable MOBILE MONE and Processor approved product, policy and procedure training, and guidance provided to JBD REFERRED SPONSOR and will not distribute any promotional materials in connection with the Program or Platform without prior written approval by JBD. Any use by JBD REFERRED SPONSOR of marketing material not provided or approved by JBD may result in a fine imposed by JBD, MOBILE MONE, its Processor and its affiliates of up to $10,000 or higher, if such fine is imposed on JBD, MOBILE MONE, its Processor and its affiliates by any regulatory or governing body of JBD, and may be cause for termination as set forth in Section 5 of this Agreement.

d.

In connection with this Agreement, JBD REFERRED SPONSOR will not present itself to prospective REP’s, SPONSOR(s) or Accountholders under any other Trade Name except the one registered with JBD. JBD REFERRED SPONSOR will not present itself as, or appear to be, a member or employee of JBD, MOBILE MONE, its Processor or any of its partners or affiliates including MasterCard and/or Discover.

e.

JBD REFERRED SPONSOR will not use any JBD, MOBILE MONE, its Processor, or Affiliates-Owned mark on self-produced marketing materials such as business cards and letterhead on stationary, without prior written approval from JBD.

f.

JBD REFERRED SPONSOR will not use any MasterCard or Discover -Owned mark on marketing materials such as business cards and letterhead on stationary, as specified in Section 9, without written approval from JBD and MOBILE MONE.

g.

JBD its designees or any regulatory agency may request JBD REFERRED SPONSOR information; JBD REFERRED SPONSOR must provide its information in writing as soon as possible. Requests will (i) be in writing; (ii) specify the reason for the request and how the information will be used; and (iii) will only include requests for information specific to the performance of this Agreement including organizational structure, employee information for those representing the Program, or Program sales related information. All information provided by JBD REFERRED SPONSOR will be treated as confidential and subject to the terms in section 13 of this Agreement.

h.

Except as otherwise permitted, JBD REFERRED SPONSOR will not assign, engage, or subcontract any Program services with any other persons or sales organizations without the prior written approval of JBD.

i.

JBD REFERRED SPONSOR will not knowingly enable any multi-level marketing, gambling, adult entertainment, or fraudulent activity to promote or benefit from the Program.

j.

During the term of this Agreement and any extensions hereof, JBD REFERRED SPONSOR shall not enter into similar agreements with other providers of such services of FDIC mobile bank accounts that incorporates the MasterCard, Discover, or Visa Debit Cards (commonly defined as a mobile FDIC insured card based account) without prior written consent of JBD.

k.

All expenses and cost that JBD REFERRED SPONSOR incurs in connection with JBD REFERRED SPONSOR’s efforts to obtain Accountholders, REP’s and/or SPONSOR(s) will be entirely JBD REFERRED SPONSOR’s responsibility. JBD, MOBILE MONE, its Processor or its affiliates will not in any way be responsible or liable for such expenses of JBD REFERRED SPONSOR’s agents or other representatives.

4. Payments and Fees

a.

The fees associated to JBD REFERRED SPONSOR are outlined in Exhibit B of this Agreement which is hereby incorporated by reference herein.

b.

For the first year, JBD REFERRED SPONSOR will receive revenue share based on all Accountholder’s card usage, the associated fees charged. After which JBD REFERRED SPONSOR must maintain a minimum of 500 cumulative Active Accountholders per SPONSORship annually as set forth in Section 5 of this Agreement to continue receiving revenue. JBD REFERRED SPONSOR shall receive revenue sharing payments from JBD through MOBILE MONE according to the specific transaction fees scheduled in Exhibit A which is hereby incorporated by reference herein. Based on Accountholder’s card usage and the associated fees charged (retail price), JBD REFERRED SPONSOR agrees to the “Revenue Sharing Fee Schedule,” set forth in Exhibit A herein. Upon JBD REFERRED SPONSOR’s written request and direction, JBD may agree, in its sole discretion, to deduct amounts from the commissions otherwise payable to JBD REFERRED

SPONSOR and to pay such amounts instead to such agents or other representatives not registered with JBD. These payments by JBD through MOBILE MONE are subject to the restrictions and limitations of this Agreement, and JBD, MOBILE MONE, its Processor or its affiliates will have no liability for its failure to pay any sums to any such agents or representative.

c.

During the term of this Agreement, for Active Accountholders, JBD through MOBILE MONE will remit payment due to JBD REFERRED SPONSOR, within 30 days after the prior month end from the fees earned during that month from JBD REFERRED SPONSOR’s Active Accountholders. JBD through MOBILE MONE shall provide JBD REFERRED SPONSOR with commission reporting in accordance with MOBILE MONE standard formats and procedures. Notwithstanding any other provision to the contrary, in the event of termination as set forth in Section 5, JBD through MOBILE MONE will pay JBD REFERRED SPONSOR any revenue shares earned prior to the effective date of termination.

d.

Accountholder retail prices are subject to change and JBD will provide a 30 day written and/or electronic notice to JBD REFERRED SPONSOR, REP, and Accountholder of such changes and any new retail fees. In the event of any new retail fees charged that JBD REFERRED SPONSOR may share in, JBD shall amend Exhibit A to include the new retail fees and corresponding revenue share due JBD REFERRED SPONSOR. Should a pricing adjustment notification be made that significantly changes the business model, JBD REFERRED SPONSOR reserves the right to terminate this agreement with a 30 day written notice.

e.

Upon signing of written Agreement, fees associated to become a JBD MOBILE MONE SPONSOR are refundable, excluding set up cost as set forth in Exhibit B, if this Agreement is terminated within 90 days.

f.

JBD REFERRED SPONSOR must provide JBD with written notice of dispute regarding the amount of any payments (or lack thereof) made to JBD REFERRED SPONSOR or regarding the manner in which MOBILE MONE provided services for JBD REFERRED SPONSOR/SPONSOR (as defined in Exhibit A) for calculated commissions under this Agreement.

JBD REFERRED SPONSOR shall have the right, at its own expense and not more than once in any twelve (12) month period, to inspect at reasonable times MOBILE MONE relevant accounting records to verify the accuracy of commissions paid by JBD through MOBILE MONE under the terms of this Agreement. JBD REFERRED SPONSOR shall receive any assistance that they may reasonably require. If the audit correctly reveals that JBD through MOBILE MONE has underpaid JBD REFERRED SPONSOR, then JBD shall reimburse the amount of underpayment.

g.

Commissions paid by JBD through MOBILE MONE to JBD REFERRED SPONSOR are exclusive of federal, state and local taxes, tax like charges, fees and surcharges (“Tax” or “Taxes”), which JBD REFERRED SPONSOR shall pay. JBD REFERRED SPONSOR will be responsible for all Taxes due as a result of receiving payments of commissions by JBD through MOBILE MONE to JBD REFERRED SPONSOR, including, but not limited to, income taxes and withholding taxes.

5. Term and Termination

a.

Unless this Agreement is terminated earlier pursuant to the provisions of this paragraph, this Agreement shall have a term of five (5) year(s) (the “Initial Term”) commencing on the Effective Date. The Initial Term shall commence on the effective date set forth above and end on the first anniversary thereof. Upon the expiration of the Initial Term, the term of this Agreement shall be automatically extended for one (1) year, unless JBD REFERRED SPONSOR,SPONSOR or JBD notifies the other parties of its intention to terminate, in writing not less than ninety (90) days prior to renewal. Should the Initial Term or any such extended one-year term of this Agreement not be extended, then this Agreement shall terminate upon the expiration of the Initial Term or the applicable extended term. JBD REFERRED SPONSOR can terminate at any time with or without cause with at least 30 days written notice. Upon termination of this Agreement, all commission with JBD REFERRED SPONSOR, SPONSORships and REP will cease. In some cases, Accountholders may receive a written notification that their account will be closed and they will be refunded any monies resting on said accounts. If termination is initiated because of a breach of contract by JBD, then payment will continue for all JBD REFERRED SPONSOR’s monthly active accounts and for the full term of the Agreement.

b.

Notwithstanding any other provision to the contrary, JBD may terminate this Agreement effective immediately and JBD obligation to pay JBD REFERRED SPONSOR any commissions under this Agreement will cease, and in some cases all Accounts will be closed and any money resting on said accounts refunded, and JBD REFERRED SPONSOR will forfeit any unpaid commissions in the event:

i.

JBD REFERRED SPONSOR participates in fraudulent activity or any other willful or intentional misconduct or repeatedly violates the applicable MasterCard or Discover Operating Regulations.

ii.

JBD REFERRED SPONSOR files for reorganization, bankruptcy,

receivership, insolvency, dissolution, liquidation, conservation or any similar proceedings, or has bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation, conservation or similar proceedings instituted against it.

iii.

Any warranty or representation concerning the Mobile Banking Platform that is not made by JBD, MOBILE MONE or its Processor but that is made by JBD REFERRED SPONSOR, to a third party which shall prove to have been or become false or misleading in any material respect, or any unauthorized representation or use of the SPONSORs Program(s).

iv.

JBD REFERRED SPONSOR failure to obtain prior approval from JBD of all Materials to be used as required in Section 3(c) of this Agreement.

v.

JBD REFERRED SPONSOR’s breach of any provision of this Agreement that JBD REFERRED SPONSOR fails to take action to cure, satisfactory to JBD listed action items, within fourteen (14) business days after written notice of the breach is given to JBD REFERRED SPONSOR by JBD.

vi.

JBD REFERRED SPONSOR falls below the minimum 500 cumulative Active Accountholders per SPONSORship on its annual anniversary date(s) and this minimum is not met within the 6 month probationary period. See “Continuation of Service” Section 7.

vii.

JBD REFERRED SPONSOR’s breach of the Ethics Standards as specified in Attachment A.

c.

Upon any termination of this Agreement JBD will prohibit JBD REFERRED SPONSOR from representing, marketing, or selling the Program using the MOBILE MONE name or “Authorized Marks”, and cause JBD to deny new potential Accountholder applications carrying any JBD REFERRED SPONSOR “Authorized Marks”.

d.

In the event of JBD REFERRED SPONSOR’s insolvency, bankruptcy, receivership, dissolution or making any assignment for the benefit of creditors, JBD REFERRED SPONSOR’s Agreement will be terminated, and all commission tied to MOBILE MONE SPONSORs, SPONSORships and/or REP(s) associated to JBD REFERRED SPONSOR Program(s) will be terminated and in some cases Accountholders resting on platform will be notified in writing, cancelled and refunded any monies resting on their accounts.

e.

This is an exclusive Agreement for marketing to Money Service Businesses (MSB’s) but non-exclusive for all other markets.

6.

JBD REFERRED SPONSOR Status as Independent Agent

JBD REFERRED SPONSOR understands that JBD REFERRED SPONSOR is an independent agent and not an employee of JBD, its Processor or its affiliates under this Agreement. JBD REFERRED SPONSOR will have control of the management of JBD REFERRED SPONSOR’s business, subject to the limitations contained in this Agreement. JBD will not require JBD REFERRED SPONSOR to do anything that would jeopardize JBD REFERRED SPONSOR’s status as independent contractor under this Agreement. JBD REFERRED SPONSOR may not, however, enter into any agreement on behalf of JBD, MOBILE MONE, its Processor or its affiliates or otherwise obligate JBD, MOBILE MONE, its Processor or its affiliates.

7.

Continuation of Services

If JBD REFERRED SPONSOR falls below the 500 minimum per SPONSORship on its annual anniversary date(s) - (see “Terms and Termination” Section 5 in this Agreement), then JBD REFERRED SPONSOR is in default and this Agreement is placed on a 6 month probationary period for JBD REFERRED SPONSOR to reach their minimum 500 Active Accountholders per SPONSORship. During this period, JBD REFERRED SPONSOR will continue to generate revenue on all existing and new accounts. Failure to obtain the 1,500 minimum Active Accountholders in this 6 month time period is a material breach and this Agreement is terminated with cause. All revenue for JBD REFERRED SPONSOR will cease and in some cases, JBD REFERRED SPONSOR Accountholders will receive written notification of a closed account and be refunded all monies that are resting on said account.

8.

Ownership

Parties shall own all Accountholders lists, names and information secured during the application for, and use of any transactions generated from the Mobile Banking Accounts. Upon termination or expiration of this Agreement, all such information shall remain in JBD and MOBILE MONE possession, but Accountholders lists and names will be transferred via report to JBD REFERRED SPONSOR, should JBD REFERRED SPONSOR not maintain this information in its normal business practice.

9.

Trade names and Trademarks: Advertising Review

a.

Each of the Parties agrees, at its own expense, to defend, indemnify and hold one another harmless from and against any and all claims, suits, actions, proceedings, judgments, damages, liabilities, cost and expenses (including attorneys’ fees) arising from its unauthorized use of the marks of the other Party or the other Party’s affiliates or any third party authorized by the other Party or advertising claims made in connection therewith, other than a claim based on an assertion by a third party that the other Party or its affiliates does not own the mark, does not have right to grant the authorization provided herein, or that the substance of an advertising claim approved by the other Party is materially false or misleading.

b.

Upon termination of this Agreement any permission or right to use Marks of the other Party granted hereunder will cease to exist for all parties. Each Party will immediately cease any use of such marks and JBD REFERRED SPONSOR will immediately cease referring to itself as an authorized SPONSOR.

c.

JBD REFERRED SPONSOR agrees to submit via one of the following methods an identical copy of all advertising, claims language and marketing materials (including but not limited to business letterheads, business cards, print, radio or television advertising, press releases, flyers, brochures, electronic media content and posters) for written approval prior to use:

JBD CONSULTING 4701 W. 78th Street

Prairie Village, KS 66208 Attn: Donald E. Latson

Fax: 913-738-5549

Email: dlatson@jbdconsulting.us

10.

Indemnification

The relationship of JBD, and JBD REFERRED SPONSOR created under this Agreement is that of independent contractors and no partnership, joint venture, franchise or similar relationship is intended to be created, nor is created, as a result of the execution, delivery or performance hereof. Without limiting the generality of the foregoing, no revenue sharing or other form of compensation arrangement between the Parties shall alter such relationship. Accordingly, each Party hereby agrees to indemnify the other from and against any and all third party liabilities, claims, suits, other legal actions and proceedings, demands, damages, losses, costs and expenses of any kind or nature, including, without limitation, reasonable legal fees and expenses incurred by such third party, that are awarded in final judgments or settlements to the extent such third party claims arise out of the indemnifying Party’s breach of this Agreement or the indemnifying Party’s products, services, materials or deliverables provided pursuant to this Agreement, including, without limitation, Mobile Banking Platform and websites. In no event shall any Party (JBD, MOBILE MONE, JBD REFERRED SPONSOR) be liable to the others for any indirect, incidental, consequential, punitive, special or exemplary damages, except when such damages are due to the indemnifying Party’s fraud, willful or intentional misconduct, breach of its representations and warranties or breach of its privacy or confidentiality obligations. In no event will either Party have an obligation to indemnify the other against any liability; loss or damage the other party might suffer to the extent arising out of the other party’s own negligence or breach of any of its obligations called for in this Agreement or its agreement(s) with third parties. As soon as reasonably practicable after the indemnified Party receives any notice or otherwise becomes aware of any such third party claim, proceeding or event, the indemnified Party shall notify the indemnifying Party in writing of such claim. The indemnifying Party shall have the right to defend the action and related claims in any reasonable manner as it may deem appropriate; provided, the indemnified Party may also participate in the defense or settlement with counsel of its own selection at its own expense. However, no settlements may be entered into by the indemnifying Party without the indemnified Party’s prior written approval of such settlement. In no event will JBD REFERRED SPONSOR’s liability exceed the amount of compensation received from JBD through MOBILE MONE under this Agreement. The provisions of this Article shall survive termination of this Agreement.

11.

Limitation of Liability

a.

Except for breaches of the provision of Section 2(h), 9 or Section 13 of this

Agreement, in no event will either Party to this Agreement be liable to the other for any direct, special, consequential, incidental, exemplary, or punitive damages arising out of the subject matter of this Agreement unless due to it’s fraud or willful or intentional misconduct. Nothing in this Section 11 limits either Party’s indemnification obligations with respect to third party claims under Section 10 above.

b. Except for indemnification liability under Section 10 of this Agreement, JBD, MOBILE MONE, its Processor and its affiliates will have no liability to JBD REFERRED SPONSOR for delay in accepting or processing any order or refusal to accept any order; or JBD, MOBILE MONE, its Processor or its affiliates’ inability or failure to provide services to any person or entity, or the discontinuation of, or modification of, the JBD MOBILE MONE services set forth in Exhibit A, unless due to fraud or willful or intentional misconduct.

12.

Compliance

In the performance of its obligations hereunder, each party agrees to abide by all applicable federal, state, and local laws, rules, and regulations, now or hereafter in force, including, without limitation, the regulations of the federal and state Banking system and MasterCard or Discover Operating Regulations as well as the applicable laws of any regulatory agency who has jurisdiction. Each party will be responsible for any acts or omissions of its employees, representatives, agents, subagents and contractors that result in the imposition of liability against the other party or its affiliates.

13.

Confidential Information

JBD and JBD REFERRED SPONSOR mutually agree that each shall, both during and after the term of this Agreement:

a.

Keep each other’s Confidential Information strictly confidential and, except as required to perform this Agreement or as required by a subpoena or other compulsory judicial or administrative process, will not use or disclose such information to any other person or entity without the express written consent of the disclosing party; provided that each party will promptly notify the other party of the receipt of any subpoena or other judicial or administrative process demanding disclosure of the disclosing party’s Confidential Information, and will provide reasonable assistance, at the disclosing party’s request and expense, to allow the disclosing party to seek a protective order or take such other action it deems necessary to protect its interests.

b.

Limit internal disclosure of the Confidential Information solely to those employees, agents and representatives who must be apprised of the Confidential Information to advance the purposes of this Agreement, and then only to the extent that they must be apprized for those purposes.

c.

Use the Confidential Information solely for the purpose of performing their respective obligations under the Agreement.

d.

Use reasonable care to ensure that none of their respective affiliated companies, subsidiaries, employees, agents or representatives violates the provisions of this paragraph, and require every such affiliated company, subsidiary, employee, agent and representative having access to Confidential Information to execute a general confidentiality and nondisclosure agreement.

e.

Upon demand, immediately destroy or surrender to the disclosing party all Confidential Information except for Confidential Information embedded in routine business records kept by the receiving party.

f.

“Confidential Information” means information which is not generally known to the public, which has been acquired, collected or created by the disclosing party, and which the recipient would have no access to, right to receive, or right to use but for the discussions and transactions between the disclosing party and the recipient. Confidential Information includes, but is not limited to: (i) JBD, MOBILE MONE, JBD REFERRED SPONSOR, or REP information governed by general bank privacy laws, the Gramm Leach Bliley Act of 1999, or the Health Insurance Portability and Accountability Act of 1996; (ii) discoveries, ideas, trade secrets, designs, drawings, specifications, techniques, models, samples, data, programs, documentation, processes, know-how, patterns, compilations, devices, methods, JBD REFERRED SPONSOR lists, employee lists, vendor lists, licensee lists, marketing plans, and financial and technical information; and (iii) the provisions of this Agreement, the fees and costs set forth in Exhibits A & B, card transaction reports, and financial information relating to any of the Parties.

g.

Although a disclosing party may mark certain of its materials as confidential, the parties acknowledge that Confidential Information is not limited to the items so marked, and that items not bearing a confidential designation may also constitute Confidential Information. In the event the receiving party is given reasonable cause to believe that certain information is Confidential Information, it shall treat the information as Confidential Information until the disclosing party advises it that such information is not Confidential Information.

h.

Confidential Information shall not include: (i) information that is in, or enters into, the public domain without breach of this Agreement through no fault of the receiving party; (ii) information the receiving party was demonstrably in possession of prior to receiving it from the disclosing party; (iii) information the receiving party can demonstrate was developed by the receiving party independently and with neither use of nor reference to the disclosing party’s Confidential Information; and (iv) information the receiving party receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation.

14. Notices

a.

Any notice or other communication required to be given to the other under this Agreement will be given in writing and either (i) delivered in person, (ii) sent by overnight courier service, properly addressed and prepaid, or (iii) sent by United States Postal Services certified or registered mail, return receipt requested, properly addressed and with the correct postage, or (iv) sent by e-mail with confirmation receipt.

b.

Notices to JBD REFERRED SPONSOR are to be sent as follows:

Company Name:

EmoneCO, Inc.

Address:

4701 W. 78th Street

City, State, Zip:

Prairie Village, KS 66208

Attention:

Donald E. Latson

Email:

DLatson@jbdconsulting.us

Fax:

913-383-1943

c.

Notices to JBD are to be sent as follows:

Company Name:

J.B.D. CONSULTING

Address:

4701 W. 78th Street

City, State, Zip:

Prairie Village, KS 66208

Attention:

Donald E. Latson

Email:

DLatson@jbdconsulting.us

Fax:

913-383-1943

15. Miscellaneous

1.

Governing Law.

a.

If JBD REFERRED SPONSOR initiates an action or proceeding arising out of this agreement, it will be governed by the State of JBD REFERRED

SPONSOR’s legal business registration, without giving effect to any conflict-of-law principle that would result in the laws of any of jurisdiction governing this agreement.

b.

If SPONSOR initiates an action or proceeding arising out of this agreement, it will be governed by the State of Kansas, without giving effect to any conflict-of-law principle that would result in the laws of any of jurisdiction governing this agreement.

2.

Venue

a.

If JBD REFERRED SPONSOR initiates an action or proceeding arising out of this agreement, it will be litigated in JBD REFERRED SPONSOR’s registered County and State. Each party consents and submits to the jurisdiction of any local state, or federal court located in JBD REFERRED SPONSOR’s registered County and State.

b.

If J.B.D. CONSULTING initiates an action or proceeding arising out of this agreement, it will be litigated located in Johnson County, Kansas. Each party consents and submits to the jurisdiction of any local, state, or federal court located in Johnson County, Kansas.

3.

Attorney Fees.

a.

If any arbitration or litigation is instituted to interpret, enforce or rescind this agreement, including but not limited to any proceeding brought under the United States Bankruptcy Code, the prevailing party on a claim will be entitled to recover reasonable attorney fees with respect to the claim.

b.

Assignment. No parties can assign this Agreement without prior written approval from other parties.

c.

Force Majeure. Except for JBD obligation to pay, no Party will be liable hereunder for delays or failure of the other Parties to perform any obligation hereunder to the extent such delay or failure is beyond the reasonable control of that Party, such as, but not limited to, power outages, system failures, strikes, labor unrest, fires, floods, war, sabotage, terrorism and civil unrest, provided that such Party provides prompt written notice in the event of any such occurrence. Should such event occur and continue for more than thirty (30) calendar days and then the non-breaching/delayed Party may terminate this Agreement upon written notice to the others.

d.

Severability. If any of the provisions of this Agreement are determined to be unenforceable or invalid, the remaining provisions will still be valid and will be construed in a manner so as to carry out the full intentions of the parties.

e.

Headings. Headings are used in this Agreement for convenience only and are not to be used to interpret this Agreement or any of its provisions.

f.

Modifications Due to Changes in Law. This Agreement is subject to and may be modified by all applicable existing and future laws, rules and regulations or any governmental authority.

g.

No Third Party Beneficiaries This Agreement is not intended to and does not create any third party beneficiaries to the rights and obligations set forth herein, nor will any third party beneficiaries.

h.

Binding on Successors and Assigns. Unless otherwise provided in this Agreement, each and all of the covenants, terms, provisions, and agreements contained in this Agreement shall be binding on, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators, and assigns of the parties hereto.

i.

Amendment and Changes. No amendment, modification, or other purported alteration of this Agreement shall be binding on the parties unless it is in writing and is signed on behalf of the parties by their own authorized representatives.

j.

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument.

k.

No Waiver. The failure or delay of any Party to require performance of, or to otherwise enforce, any condition or other provision of this Agreement shall not waive or otherwise limit that Party's right to enforce, or pursue remedies for the breach of, any such provision or condition. Any waiver by any Party of any particular condition or provision of this Agreement, including this non-waiver provision, shall not constitute a waiver or limitation on that Party's right to enforce performance of, or pursue remedies for the breach of, any other condition or provision of this Agreement.

l.

Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents, and agreements, and to give such further written assurances as may be reasonably requested by the other parties, to better evidence and reflect the transactions described in and contemplated by this Agreement, and to carry into effect the intents and purposes of this Agreement.

m.

Jury Waiver. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY AND IRREVOCABLY WAIVE THEIR RIGHT TO A TRIAL BY JURY.

n.

Survival. Sections 2(h), 4, 10, 11, 13, 15(m) and this Section 15(n) of this Agreement regarding privacy, payment and fees, indemnification, limitation of liability, confidential information, jury waiver, and survival will survive the expiration or termination of this Agreement.

IN WITNESS WHEREOF, the parties by their authorized representatives have signed this SPONSOR Agreement.

s/s Dale Davis

s/s Donald Latson

Print: Dale Davis

Print: Donald E. Latson

Title: Director

Title: Managing Partner

Date: April 15, 2013

Date: April 15, 2013

MOBILE MONE

By:s/s Bill Smith

Print: Bill Smith

Title: Chief Operating Officer

Date: April 15, 2013

EXHIBIT A

JBD REFERRED SPONSOR & SPONSOR Revenue Sharing Fee Schedule
Effective Date: April 15, 2013

Revenue listed are based on each Accountholder transaction Fees due JBD REFERRED SPONSOR/SPONSOR:

JBD REFERRED SPONSOR & SPONSOR shall receive the amount set forth below from the fees MOBILE MONE collects from Accountholders who purchased the Mobile monē, the MasterCard or Discover Debit Card Account or other non-branded accounts using its JBD REFERRED SPONSOR & SPONSOR’s registered “tracking or monē code number.”

Retail Price: Will be reflected on approved marketing materials.

Card Transaction mobile monē wallet ($2.95 but Free with Promo)	$	Retail Price -
Master Card Debit Card ($18.95 but $9.95 with Promo)		$9.95
Virtual Master Card Debit Account Monthly Fee		$2.95
ACH Direct Deposit		$-
Load Account Deposit/Retail (COG to Merchant)		$1.00
Monthly Maintenance Fee		$3.95
Monthly Maintenance Fee w/Direct Deposit or mobile monē wallet only		$0.99
Bill Pay		$1.10
Account to Account Transfer (External)		$1.00
Account to Account Transfer (Internal)		$-
Account To Bank Transfer		$1.00
POS Purchase - Domestic & International		$-
POS Balance Inquiry - PIN		$0.25
ATM Withdrawal		$1.50
ATM Inquiry		$1.00
International ATM Withdrawal		$2.50
International ATM Inquiry		$1.50
Secondary Card Purchase		$6.95
Card Replacement Purchase		$6.95

Site / Card Customization and Bulk Order Earning per Customization

Retail Price

Website Branding/Logo placement

$ 8,500.00

Card/Account Transaction Earnings:

Card Transactions – Single Units mobile monē wallet ($2.95 but Free with Promo)	$	Earning $ per Transaction 0.38 ($0.00 if Free)
Master Card Debit Card		$2.42
Virtual Master Card		$0.20
ACH Direct Deposit		$-
Load Account Deposit/Retail (COG to Merchant)		$0.11
Monthly Maintenance Fee		$0.41
Monthly Maintenance Fee w/ Direct Deposit		$0.10
Bill Payment		$0.07
Account to Account Transfer (External)		$0.20
Account to Account Transfer (Internal)		$-
Account To Bank Transfer		$0.20
POS Purchase - Domestic & International		$-
POS Balance Inquiry – PIN		$0.02
ATM Withdrawal		$0.22
ATM Inquiry		$0.11
International ATM Withdrawal		$0.18
International ATM Inquiry		$0.09
Secondary Card Purchase		$1.01
Card Replacement Purchase		$1.01

Site / Card Customization and Bulk Order Earning per Customization

Earning $

Website Branding/Logo placement

$ 2,925.00

Advance/Upfront Bulk Card Customer Purchase Pricing:

JBD REFERRED SPONSOR & SPONSOR shall have the right to take advantage of bulk pricing discounts for the upfront purchase of the Mobile monē MasterCard or Discover Debit Card.

Group Purchase Card Units	Retail Price	Select a desired Option By placing initials next to the desired bulk purchase level.
0 to 50	$ 9.95
51 to 200	$ 9.50
201 to 400	$ 9.03
401 to 600	$ 8.57
601 to 800	$ 8.15
801 to 2,000	$ 7.74
2,000 to 4,000	$ 7.35
4,001 to 6,000	$ 6.98
6,001 to 8,000	$ 6.65
8,001 to 10,000	$ 6.30
10,001 to 15,000	$ 5.99
15,001 to 20,000	$ 5.69
20,001 to 25,000	$ 5.40
25,001 to 30,000	$ 5.13
30,001 to 35,000	$ 4.88
35,001 to 40,000	$ 4.63
40,000 Plus Cards	$ 4.40

Selection of one of the above levels will be processed via separate invoicing and billing directly from mobile monē. Please specify the exact number of cards desired? _____TBD

Please note, the advantage of bulk order purchasing is the JBD REFERRED SPONSOR maintains the difference between the list price and the bulk order per unit price; thus, increasing its earning dollars.

Advance/Upfront Bulk Card Earnings:

Advance Card Purchase 0 to 50	$	Earning $ per Card 2.43
51 to 200		$2.32
201 to 400		$2.20
401 to 600		$2.09
601 to 800		$1.99
801 to 1,999		$1.89

Bulk Purchase 2,000 to 4,000	Earning $ per Card
$1.89
4,001 to 6,000	$1.75
6,001 to 8,000	$1.62
8,001 to 10,000	$1.48
10,001 to 15,000	$1.36
15,001 to 20,000	$1.24
20,001 to 25,000	$1.13
25,001 to 30,000	$1.03
30,001 to 35,000	$0.93
35,001 to 40,000	$0.83
40,000 Plus Cards	$0.74

All JBD REFERRED SPONSOR/SPONSOR revenue is based on the Accountholder retail prices. JBD has the right to change these retail prices at any time, given at least a 30 days written notice to JBD REFERRED SPONSOR/SPONSOR. Any price changes affecting Accountholder will be the sole responsibility of JBD to notify said Accountholder of any such changes.

EXHIBIT B

SPONSORship Cost: $ WAIVED includes $0 set-up cost Minimum Accountholders: 500 annually

PROGRAM SCOPE T.B.D.

Program Category

X College/University

X Payroll

X General (other)

Desired program name	T.B.D.

Domain name for program website	T.B.D.

Desired implementation date	T.B.D.

(projected target for program startup)

PROGRAM INFORMATION TBD

PROGRAM INFORMATION

Desired program type

Gift /

Money Transfer

Personal spending

and/or benefits

Promotion

Check all that apply

Membership

Payroll /

State Unemployment / Child

Commission

Support

Teen

Insurance claim

Community Empowerment

Student ID

Fundraiser

Other:

PROGRAM PRODUCTS

Product

Check all that apply. Please explain in the comments section any special product and/or services needed.

T.B.D.

Circle desired Association:

MasterCard

or

Discover Debit

Mobile monē

Instant Issue Card

Mobile monē Debit Card

Account

Comments:

Attachment A
Ethics Standards

MOBILE MONE, INC. is a pre-eminent global Mobile monē Debit Card provider. The integrity of our marketing, sales and other customer service functions is central to MOBILE MONE’s reputation for service quality and value. In order to ensure that our customers are treated with a high level of integrity from all links in the sales chain, any party participating in the MOBILE MONE SPONSOR Program must agree to comply with the ethical rules set forth below. By signing this document, JBD REFERRED SPONSOR acknowledges its understanding of these rules, its agreement to abide by them, and its responsibility to ensure that each of its employees, agents, independent contractors and other representatives abide by them. In addition, by signing this document JBD REFERRED SPONSOR acknowledges that any violation of these rules by JBD REFERRED SPONSOR, its employees, agents, independent contractors or other representatives will constitute sufficient cause for termination of this Agreement.

1.

All dealings with customers and potential customers must be fair and honest. JBD REFERRED SPONSOR must acquire and retain business based on MOBILE MONE’s services and competitive prices.

2.

False or misleading statements will not be used to sell or market MOBILE MONE services. Customers and potential customers are entitled to receive accurate information regarding prices, capabilities and scheduling. Any misunderstanding that may exist with a customer or potential customer must be immediately corrected.

3.

All conflicts of interest must be avoided. For example, JBD REFERRED SPONSOR will not disparage MOBILE MONE or its affiliates products or services in order to improve sales of a competitor’s products or services. By further example, JBD REFERRED SPONSOR may not employ a MOBILE MONE employee.

4.

No unauthorized payments from a customer or other marketing partner may be accepted.

5.

All forms, reports and other submissions (whether written, electronic or oral) provided by JBD REFERRED SPONSOR must be truthful and accurate.

6.

JBD REFERRED SPONSOR must comply with all applicable laws and regulations. JBD REFERRED SPONSOR:

Signature:   s/s Dale Davis

Print Name: Dale Davis

Title: Director

Date: April 15, 2013

Endnotes

b)

CORPORATE AUTHORITY. Licensee has all requisite corporate power

6.8

REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this

PROGRAM INFORMATION